Exhibit 10.3

HAMILTON PLAZA OFFICE LEASE

AG-SW HAMILTON PLAZA OWNER, L.P.,

a Delaware limited partnership as Landlord,

and

VIVUS, INC.,

a Delaware corporation as Tenant

HAMILTON PLAZA

Vivus, Inc.

Page

SUMMARY OF BASIC LEASE INFORMATION..............................................................................................BLI-i

OFFICE LEASE

ARTICLE 1 PROJECT, BUILDING AND PREMISES1

ARTICLE 2 LEASE TERM2

ARTICLE 3 BASE RENT2

ARTICLE 4 ADDITIONAL RENT3

ARTICLE 5 USE OF PREMISES7

ARTICLE 6 SERVICES AND UTILITIES8

ARTICLE 7 REPAIRS9

ARTICLE 8 ADDITIONS AND ALTERATIONS9

ARTICLE 9 COVENANT AGAINST LIENS11

ARTICLE 10 INDEMNIFICATION AND INSURANCE11

ARTICLE 11 DAMAGE AND DESTRUCTION12

ARTICLE 12 CONDEMNATION13

ARTICLE 13 COVENANT OF QUIET ENJOYMENT14

ARTICLE 14 ASSIGNMENT AND SUBLETTING14

ARTICLE 15 SURRENDER; OWNERSHIP AND REMOVAL OF TRADE FIXTURES16

ARTICLE 16 HOLDING OVER16

ARTICLE 17 ESTOPPEL CERTIFICATES17

ARTICLE 18 SUBORDINATION17

ARTICLE 19 TENANT'S DEFAULTS; LANDLORD'S REMEDIES17

ARTICLE 20 SECURITY DEPOSIT19

ARTICLE 21 COMPLIANCE WITH LAW19

ARTICLE 22 ENTRY BY LANDLORD19

ARTICLE 23 TENANT PARKING20

ARTICLE 24 MISCELLANEOUS PROVISIONS20

EXHIBITS

Exhibit AOUTLINE OF PREMISES

Exhibit BWORK LETTER

Exhibit CAMENDMENT TO LEASE Exhibit DRULES AND REGULATIONS

RIDERS

Rider 1EXTENSION OPTION RIDER

Vivus, Inc.

Vivus, Inc.

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information ("Summary") is hereby incorporated into and made a part of the attached Office Lease.  Each reference in the Office Lease to any term of this Summary shall have the meaning as    set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail.  Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE (References are to the Office Lease)	DESCRIPTION
1.Date:	August 9, 2016
2.Landlord:	AG-SW HAMILTON PLAZA OWNER, L.P., a Delaware limited partnership
3.Address of Landlord (Section 24.19):	AG-SW Hamilton Plaza Owner, L.P. c/o SteelWave, Inc. 4000 E. Third Avenue, Suite 500 Foster City, California 94404 Attention: Senior Vice President, Asset Management
4.Tenant:	VIVUS, INC., a Delaware corporation
5.Address of Tenant (Section 24.19):

Vivus, Inc.

351 Evelyn Avenue

Mountain View, California 94041 Attention:  Chief Financial Officer

With an informational copy to: JLL

4085 Campbell Avenue, #150 Menlo Park, California 94025

Attention:  Rich Branning and Cole Smith

and Vivus, Inc. 900 E. Hamilton Avenue, Suite 525 Campbell, California 95008 Attention: Chief Financial Officer (After Lease Commencement Date)
6.Premises (Article 1):
6.1Premises:	13,981 rentable square feet of space located on the fifth (5th) floor of the Building (as defined below), designated as Suites 525 and 550, as set forth in Exhibit A attached hereto.
6.2Building:	The Premises are located in that certain building (sometimes referred to herein as the "Building"), whose address is 900 E. Hamilton Avenue, Campbell, California 95008.
7.Term (Article 2):
7.1Lease Term:	Fifty-eight (58) full calendar months.
7.2Lease Commencement Date:

The earlier of (i) the date Tenant commences business operations in the Premises, or (ii) the later to occur  of:

(a) December 1, 2016, or (b) the date the Premises are Ready for Occupancy (as defined in the Tenant Work Letter attached hereto as Exhibit B).

7.3Lease Expiration Date:	The last day of the fifty-eighth (58th) full calendar month following the Lease Commencement Date.

Vivus, Inc.

Vivus, Inc.

TERMS OF LEASE (References are to the Office Lease)		DESCRIPTION
7.4Amendment to Lease:		Landlord and Tenant may confirm the Lease Commencement Date and Lease Expiration Date in an Amendment to Lease (Exhibit C) to be executed pursuant to Article 2 of the Office Lease.
8.Base Rent (Article 3):
Months of Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
1 – 16	$520,093.20	$43,341.10*	$3.10
17 – 28	$535,192.68	$44,599.39	$3.19
29 – 40	$551,969.88	$45,997.49	$3.29
41 – 52 53 – 58	$568,747.08 $585,524.28	$47,395.59 $48,793.69	$3.39 $3.49

*Tenant shall not be obligated to pay monthly Base Rent for the first four (4) months of the Lease Term so long as Tenant is not in monetary or other material default under the Lease, as more particularly described in the immediately following sentence. If, at any time, Tenant is in default of any monetary or other material term, condition or provision of this Lease beyond applicable notice and grace periods, to the fullest extent permitted by law, any express or implicit waiver by Landlord of Tenant’s requirement to pay monthly Base Rent during any period of time from and after the date of this Lease shall be null and void and Tenant shall immediately pay to Landlord all Base Rent so expressly or implicitly waived by Landlord.

9.Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs (Article 4):		7.74% (13,981 rentable square feet within the Premises/180,716 rentable square feet within the Building).
10.Security Deposit (Article 20):		$198,000.00.
11.Parking (Article 23):

3.4 unreserved parking spaces within the parking areas designated for the Building for every 1,000 rentable square feet of the Premises, for a total of forty-eight

(48) parking spaces at no charge by Landlord, on an unreserved basis.

12.Brokers (Section 24.25):		Cornish & Carey Commercial Newmark Knight Frank representing Landlord, and Jones Lang LaSalle representing Tenant.

Vivus, Inc.

Vivus, Inc.

OFFICE LEASE

This Office Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Office Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between AG-SW HAMILTON PLAZA OWNER, L.P., a Delaware limited partnership ("Landlord"), and VIVUS, INC., a Delaware corporation ("Tenant").

ARTICLE 1

PROJECT, BUILDING AND PREMISES

1.1 Project, Building and Premises.

1.1.1 Premises. Upon and subject to the terms, covenants and conditions hereinafter set  forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.1 of the Summary (the "Premises"), which Premises are located in the Building defined in Section 6.2 of the Summary and located within the Project (as defined below). The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto.

1.1.2 Building and Project. The Building is part of a multi-building commercial project currently containing two (2) office buildings and known as "Hamilton Plaza". The term "Project" as used in this Lease, shall mean, collectively: (i) the Building; (ii) the other existing building whose street address is 910 E. Hamilton Avenue, Campbell, California (the "Other Existing Building"); (iii) the surface parking areas and underground garage servicing the Building and the Other Existing Building (the "Parking Facilities"); (iv) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building and/or the Other Existing Building, which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, the Other Existing Building and any such other improvements; (v) any additional buildings, improvements, facilities and common areas which Landlord (and/or any common area association formed by Landlord, Landlord's predecessor-in-interest and/or Landlord's assignee for the Project) may add thereto from time to time within or as part of the Project; and (vi) the land upon which any of the foregoing are situated. Notwithstanding the foregoing or anything contained in this Lease to the contrary, (1) Landlord has no obligation to expand or otherwise make any improvements within the Project, including, without limitation, any of the outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities which comprise the Project (as the same may be modified by Landlord from time to time without notice to Tenant), other than Landlord's obligations (if any) specifically set forth in the Tenant Work Letter, and (2) Landlord shall have the right from time to time to include or exclude any improvements or facilities within the Project, at such party's reasonable election, as more particularly set forth in Section 1.1.3 below, provided that Tenant’s access, parking, and other rights under this Lease are not materially and adversely affected.

1.1.3 Tenant's and Landlord's Rights. Tenant is hereby granted the right to the  nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located within the Building, and the non-exclusive use of those areas located on the Project that are designated by Landlord from time to time as common areas for the Building (the "Common Areas"); provided, however, that

(x) the manner in which such public and Common Areas are maintained and operated shall be at the sole discretion of Landlord, (ii) Tenant's use thereof shall be subject to (A) the provisions of any covenants, conditions and restrictions regarding the use thereof now or hereafter recorded against the Project, and (B) such reasonable, non- discriminatory rules, regulations and restrictions as Landlord may make from time to time, and (iii) Tenant may not go on the roof of the Building or the Other Existing Building without Landlord's prior consent (which may be withheld in Landlord's sole and absolute discretion) and without otherwise being accompanied by a representative of Landlord. Landlord reserves the right from time to time to use any of the Common Areas, and the roof, risers and conduits of the Building and the Other Existing Building for telecommunications and/or any other purposes, and to do any of the following: (1) make any changes, additions, improvements, repairs and/or replacements in or to the Project or any portion or elements thereof, including, without limitation, (x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, and

(y) expanding or decreasing the size of the Project and any Common Areas and other elements thereof, including adding, deleting and/or excluding buildings (including the Other Existing Building) thereon and therefrom; (2) close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Project;

(3) retain and/or form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and/or other Common Areas located outside of the Building and the Other Existing Building and, subject to Article 4 below, include the Common Area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses or Tax Expenses; and (4) perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be appropriate. In connection with any work by Landlord in, and alterations or improvements to the common areas for the Building and/or Project, Landlord shall use commercially reasonable efforts to minimize any material adverse interference with Tenant's business at the Premises, and any unreasonable interference with Tenant's access to the Premises, as a result thereof.

25.1 Condition of Premises. Except as expressly set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B, Landlord shall not be obligated to provide or pay for any improvement, remodeling or

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Vivus, Inc.

refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its "AS IS" condition on the Lease Commencement Date, provided that without limiting Landlord’s obligations under the Work Letter, Landlord shall (a) repair any damage caused by Landlord’s removal of furniture, fixtures and equipment from the Premises prior to delivery of possession thereof to Tenant, and

(b) cause the Premises to be in a broom clean condition on the Lease Commencement Date. On the Lease Commencement Date, Landlord shall deliver the Premises with the existing Systems and Equipment in good working condition and Tenant shall have a review period of twelve (12) months from the Lease Commencement Date (the "Review Period") to confirm such condition. In the event that Tenant notifies Landlord during the Review Period, in writing, of any of the foregoing items that are not in good working condition, Landlord  shall cause such items to be promptly repaired to the extent that any deficiencies to such systems are not caused by the wrongful or negligent acts or omissions of Tenant or any of Tenant's Representatives (as defined below), or any Alterations performed by or on behalf of Tenant. If Tenant fails to timely deliver to Landlord such written notice of Systems or Equipment not in good working condition within the Review Period, Landlord shall have no obligation to perform any such work thereafter, except as otherwise expressly provided in the Lease.

25.2 Rentable Square Feet. The rentable square feet for the Premises are approximately as set forth in Section 6.1 of the Summary. For purposes hereof, the "rentable square feet" of the Premises and the Building shall be calculated by Landlord with respect to rentable square footage pursuant to Landlord's standard rentable area measurements for the Project, to include, among other calculations, a portion of the Common Areas and service areas attributable to the Building and the Other Existing Building. The rentable square feet of the Premises and the Building are not subject to adjustment or remeasurement by Tenant, but the rentable square feet of the Premises and the rentable square feet of the Building are subject to verification from time to time by Landlord's planner/designer and such verification shall be made in accordance with the provisions of this Section 1.3. Tenant's architect may consult with Landlord's planner/designer regarding such verification, except to the extent it relates to the rentable square feet of the Building; provided, however, the determination of Landlord's planner/designer shall be conclusive and binding upon the parties. In the event that Landlord's planner/designer determines that the rentable square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect rentable square feet (including, without limitation, the amount of the Base Rent and Tenant's Share) shall be modified in accordance with such determination. If  such determination is made, it will be confirmed in writing by Landlord to Tenant. Notwithstanding the foregoing, Landlord hereby agrees that, during the initial Lease Term, the rentable square footage of the Premises shall only be redetermined upon a physical change to the size of the Premises or as the result of a new load factor applicable to tenants of the Building due to new common area amenities.

ARTICLE 2

LEASE TERM

This Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary (subject, however, to the terms of the Tenant Work Letter and Landlord’s delivery obligations set forth in Section 1.2), and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. If Landlord does not deliver possession of the Premises to Tenant on or before the anticipated Lease Commencement Date (as set forth in Section 7.2(ii) of the Summary), Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected, provided that Landlord shall use all commercially reasonable efforts to deliver possession to Tenant as soon as possible, including the immediate prosecution of unlawful detainer to remove holdover tenants if necessary to regain possession following the expiration of existing leases. In the event that the Lease Commencement Date is a date which is other than the anticipated Lease Commencement Date set forth in Section 7.2(ii) of the Summary, within a reasonable period of time after the date Tenant takes possession of the Premises Landlord shall deliver to Tenant an amendment to lease in the form attached hereto as Exhibit C, setting forth the Lease Commencement Date and the Lease Expiration Date, which amendment Tenant shall execute and return to Landlord within five (5) days after Tenant's receipt thereof. If Tenant fails to execute and return the amendment within such 5-day period, Tenant shall be deemed to have approved and confirmed the dates set forth therein, provided that such deemed approval shall not relieve Tenant of its obligation to execute and return the amendment. In the event that Landlord does not deliver such amendment to Tenant, the Lease Commencement Date shall be deemed to be the anticipated Lease Commencement Date set forth in Section 7.2(ii) of the Summary.

ARTICLE 3

BASE RENT

Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Project, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent and estimated Additional Rent for the first (1st) full month of the Lease Term (in the aggregate amount of $60,537.73) shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the

HAMILTON PLAZA

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HAMILTON PLAZA

Vivus, Inc.

proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. If, at any time, Tenant is in default of any monetary or other material term, condition or provision of this Lease beyond applicable notice and grace periods, to the fullest extent permitted by law, any express or implicit waiver by Landlord of Tenant's requirement to pay Base Rent during any period of time from and after the Lease Commencement Date shall be null and void and Tenant shall immediately pay to Landlord all Base Rent so expressly or implicitly waived by Landlord.

ARTICLE 4

ADDITIONAL RENT

25.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay as additional rent the sum of the following: (i) Tenant's Share (as such term is defined below) of the Operating Expenses allocated to the Building (pursuant to Section 4.3.4 below); plus (ii) Tenant's Share of the Tax Expenses allocated to the Building (pursuant to Section 4.3.4 below); plus (iii) Tenant's Share of the Utilities Costs allocated to the Building (pursuant to Section 4.3.4 below). Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation,  pursuant to Article 6), shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

forth:

25.2

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Vivus, Inc.

HAMILTON PLAZA

Vivus, Inc.

Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set

25.2.1 "Calendar Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

25.2.2 "Expense Year" shall mean each Calendar Year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be equitably adjusted for any Expense Year involved in any such change.

25.2.3 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems and all other "Systems and Equipment" (as defined in Section 4.2.4 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Project) of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Project; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Project and any common area amenities; (v) the cost of parking area repair, restoration, and maintenance; (vi) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (vii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (viii) payments under any easement, license, operating agreement,  declaration, restrictive covenant, underlying or ground lease, or instrument pertaining to the sharing of costs by the Project; (ix) the cost of janitorial service, alarm and security service, if any, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (x) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; (xi) costs for workers' compensation insurance, wages, withholding taxes, personal property taxes, fees for required licenses and permits, supplies, charges for management of the Building and Common Areas, and the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building, including without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building Council or Energy Star rating and/or compliance system or program (collectively "Conservation Costs"); and (xii) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project (including Conservation Costs), (II) made to the Project or any portion thereof after the Lease Commencement Date that are required under any governmental law or regulation, or (III) repairs, replacements or modifications of existing improvements located at the Project that are required to keep the Project in good order and condition; provided, however, that if any such cost described in (I), (II) or (III) above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) as Landlord shall reasonably determine. If Landlord is not

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furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If any of (x) the Building, (y) the Other Existing Building (but only during the period of time the same are included by Landlord within the Project) and (z) any additional buildings are added to the Project pursuant to Section 1.1.3 above (but only during the period of time after such additional buildings have been fully constructed and ready for occupancy and are included by Landlord within the Project) are less than ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses varying based upon occupancy that would have been paid had the Building, the Other Existing Building and such additional buildings (if any) been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.

Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses (and/or Tax Expenses and Utilities Costs) between the Building and the Other Existing Building and/or among different tenants of the Project and/or among different buildings of the Project as and when such different buildings are constructed and added to (and/or excluded from) the Project or otherwise (the "Cost Pools") provided such Cost Pools are equitably applied. Such Cost Pools may include, without limitation, the office space tenants and other tenants of the Project or of a building or buildings within the Project. Such Cost Pools may also include an allocation of certain Operating Expenses (and/or Tax Expenses and Utilities Costs) within or under covenants, conditions and restrictions affecting the  Project. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Operating Expenses, Tax Expenses and Utilities Costs and/or the provision of various services and amenities thereto, including allocation of Operating Expenses, Tax Expenses and Utilities Costs in any such Cost Pools.

Notwithstanding the foregoing, Operating Expenses shall not, however, include: (A) costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project; (B) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (C) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Project; (D) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Project to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (E) except as otherwise specifically provided in this Section 4.2.3, costs of interest, fees, principal or other charges on debt or amortization on any mortgages, encumbering the Project; (F) Utilities Costs; (G) Tax   Expenses;

(H) rental on ground leases; (I) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about the Building, unless such costs and expenses are the responsibility of Tenant as provided in this Lease, in which event all such costs and expenses shall be paid solely by; (J) except as otherwise provided in this Lease, the cost of any capital improvements; (K) the costs of repairs to the Building, if the costs of such repairs are reimbursed by the insurance carried by Landlord or subject to award under any eminent domain proceeding; (L) depreciation, amortization and interest payments, except as specifically permitted herein or except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization or interest payments would otherwise have been included in the charge for such third party’s services (in such circumstance, the inclusion of all depreciation, amortization and interest payments shall be determined in a manner consistent with generally accepted commercial office building accounting practices, consistently applied, amortized over the reasonably anticipated useful life of the capital item for which such amortization, depreciation or interest was calculated, as reasonably determined by Landlord); (M) costs associated with operating the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including  partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord’s ownership of the Building; (N) charitable and political contributions; (O) electric, gas or other power costs for which Landlord has been directly reimbursed by another tenant or occupant of the Building, or for which any tenant directly contracts with the local public service company; (P) tax penalties and interest incurred as a result of Landlord’s negligent or willful failure to make payments and/or or file any income tax or informational return(s) when due, unless such non-payment is due to Tenant’s non-payment of rent; (Q) costs incurred by Landlord to comply with notices of violation of the Americans With Disabilities Act, as amended, when such notices are for conditions existing prior to the Lease Commencement Date; and (R) wages, bonuses and other compensation of employees of Landlord or Landlord's property manager at or above the level of Regional Vice President.

25.2.4 "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Project in whole or in part.

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25.2.5 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales  taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Project or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if (i) the tenant improvements in the Building, the Other Existing Building and any additional buildings added to the Project pursuant to Section 1.1.3 above (but only during the period of time that such Other Existing Building and additional buildings are included by Landlord within the Project) were fully constructed, and (ii) the Project, the Building, the Other Existing Building and such additional buildings (if any) and all tenant improvements therein were fully assessed for real estate tax purposes.

25.2.5.1 Tax Expenses shall include, without limitation:

(i) Any tax on Landlord's rent, right to rent or other income from the Project or as against Landlord's business of leasing any of the Project;

(ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

reduce or minimize Tax Expenses.

(v)

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Any reasonable expenses incurred by Landlord in attempting to protest,

25.2.5.2 Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Project),

(ii)

any items included as Operating Expenses or Utilities Costs, (iii) any items paid by Tenant under Section 4.4 of this Lease; (iv) penalties incurred solely as a result of Landlord's failure to timely remit any Tax Expenses due to applicable governmental authorities; and (v) real estate taxes directly payable by Tenant or any other tenant in the Building under the applicable provisions of their respective leases.

2.2.1 "Tenant's Share" shall mean the percentage set forth in Section 9 of the Summary. Tenant's Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building (as set forth in Section 9 of the Summary), and stating such amount as a percentage. Subject to Section 1.3 above, Landlord shall have the right from time to time to redetermine the rentable square feet of the Premises and/or Building, and Tenant's Share shall be appropriately adjusted to reflect any such redetermination. If Tenant's Share is adjusted pursuant to the foregoing, as to the Expense Year in which such adjustment occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

2.2.2 "Utilities Costs" shall mean all actual charges for utilities for the Building and the Project (including utilities for the Other Existing Building and additional buildings, if any, added to the Project during the period of time the same are included by Landlord within the Project) which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer and electricity, and the costs of HVAC (including, unless paid by Tenant pursuant to Section 6.1.2 below, the cost of electricity to operate the HVAC air handlers) and other utilities as well as related fees, assessments, measurement meters and devices and surcharges (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company). Utilities Costs shall be calculated assuming the Building (and, during the period of time when such buildings are included by Landlord within the Project, the Other Existing Building and any additional buildings, if any, added to the Project) are at least ninety-five percent (95%) occupied during all or any portion of an Expense Year. If, during all or any part of any Expense Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord

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had at its own expense provided such utilities to such tenant, with the intention that Tenant’s Share shall equitably approximate the actual utilities usage of Tenant. Utilities Costs shall include any costs of utilities which are allocated to the Project under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Project or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project.

2.3	Calculation and Payment of Additional Rent.

2.3.1 Payment of Operating Expenses, Tax Expenses and Utilities Costs. During the Term, Tenant shall pay to Landlord, as Additional Rent, the following, which payment shall be made in the manner set forth in Section 4.3.2 below: (i) Tenant's Share of Operating Expenses allocated to the Building pursuant to Section

4.3.4 below; plus (ii) Tenant's Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below; plus

(iii)	Tenant's Share of Utilities Costs allocated to the Building pursuant to Section 4.3.4 below.

3.3.2 Statement of Actual Operating Expenses, Tax Expenses and Utilities Costs and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the thirtieth (30th) day of June following the end of each Expense Year, a statement (the "Statement") which shall state the Operating Expenses, Tax Expenses and Utilities Costs incurred or accrued for such preceding Expense Year that are allocated to the Building pursuant to Section 4.3.4 below, and which shall indicate therein Tenant's Share thereof. Upon receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Expenses," as that term is defined in Section 4.3.3 of this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Operating Expenses, Tax Expenses and Utilities Costs for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease, within thirty (30) days after receipt of a written invoice. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

3.3.3 Statement of Estimated Operating Expenses, Tax Expenses and Utilities Costs. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for the then- current Expense Year shall be, and which shall indicate therein Tenant's Share thereof (the "Estimated Expenses"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Expenses under this Article 4. Following Landlord's delivery of the Estimate Statement, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, and thereafter with each installment of Base Rent due, a fraction of the Estimated Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of  such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

3.3.4 Allocation of Operating Expenses, Tax Expenses and Utilities Costs to Building. The parties acknowledge that the Building is part of a multi-building commercial project consisting of the Building, the Other Existing Building and such other buildings as Landlord may elect to construct and include as part of the Project from time to time (the Other Existing Building and any such other buildings are sometimes referred to herein, collectively, as the "Other Buildings"), and that certain of the costs and expenses incurred in connection with the Project (i.e. the Operating Expenses, Tax Expenses and Utilities Costs) shall be shared among the Building and/or such Other Buildings, while certain other costs and expenses which are solely attributable to the Building and such Other Buildings, as applicable, shall be allocated directly to the Building and the Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, Operating Expenses, Tax Expenses and Utilities Costs are determined annually for the Project as a whole, and a portion of the Operating Expenses, Tax Expenses and Utilities Costs, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to the tenants of the Other Buildings), and such portion so allocated shall be the amount of Operating Expenses, Tax Expenses and Utilities Costs payable with respect to the Building upon which Tenant's Share shall be calculated. Such portion of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building shall include all Operating Expenses, Tax Expenses and Utilities Costs which are attributable solely to the Building, and an equitable portion of the Operating Expenses, Tax Expenses and Utilities Costs attributable to the Project as a whole. As an example of such allocation with respect to Tax Expenses and Utilities Costs, it is anticipated that Landlord may receive separate tax bills which separately assess the improvements component of Tax Expenses for each building in the Project and/or Landlord may receive separate utilities bills from the utilities companies identifying the Utilities Costs for certain of the utilities costs directly incurred by each such building (as measured by separate meters installed for each such building), and such separately assessed Tax Expenses and separately metered Utilities Costs shall be calculated for and allocated separately to each such applicable building. In addition, in the event Landlord elect to subdivide certain common area portions of the Project such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas and/or accessways into a separate parcel or parcels of land (and/or separately convey all or any of such parcels to a common area association to own, operate and/or maintain same), the Operating Expenses, Tax Expenses and Utilities Costs for such common area parcels of land may be aggregated and then reasonably allocated by Landlord to the Building and such Other Buildings on an equitable basis as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.

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3.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord within thirty (30) days after receipt of written notice for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord) and chargeable to Tenant hereunder, excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

3.4.1 said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

3.4.2 said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Parking Facilities); or

3.4.3 said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

3.5 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the  right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate (the "Interest Rate") equal to the lesser of (i) the "Prime Rate" or "Reference Rate" announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law. Notwithstanding the foregoing, in the first instance each calendar year wherein Tenant is late in making a payment to Landlord of Rent or any other sums payable by Tenant hereunder, the foregoing late charge shall not be assessed until five (5) days after such Rent or other amount is past due.

3.6 Audit. After delivery to Landlord of at least thirty (30) days' prior written notice delivered no later than one hundred twenty (120) days after receipt of a Statement, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord's reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant each shall use its best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses. If Tenant fails to timely deliver written notice of Tenant's desire to audit a Statement pursuant to this Section 4.6 or Tenant fails to commence and complete such audit within six (6) months after Landlord’s delivery of the Statement in question, then Tenant shall be deemed to have approved of such Statement and such Statement shall be final and binding upon Tenant.

ARTICLE 5

USE OF PREMISES

Tenant shall use the Premises solely for general office purposes consistent with the character of the Building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the state in which the Project is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material," as that term is defined below; provided, however, Tenant may use nominal amounts of typical cleaning supplies, office supplies and janitorial supplies which are not reportable under any environmental laws. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Project is located or the United States Government. Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spills, releases or discharges of Hazardous Materials arising from or related to the acts or omissions of Tenant or Tenant's agents, employees, contractors, invitees or licensees such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the spill, release or discharge of such Hazardous Materials.

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ARTICLE 6

SERVICES AND UTILITIES

3.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

3.1.1 Subject to reasonable changes implemented by Landlord and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 7:00

a.m. to 6:00 p.m., except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays as designated by Landlord (collectively, the "Holidays"). Landlord acknowledges that Tenant may require HVAC and electricity for the portion of the Premises other than the Server Room (defined below) during hours both before and after the Building Hours and, subject to the terms of this Lease and any rules, regulations and procedures reasonably adopted by Landlord, Landlord agrees that such services shall be made available to Tenant and the Premises before and after Building Hours, at Tenant's sole cost. The initial hourly rate for HVAC after Building Hours is $65.00 (with a minimum of two (2) hours), which hourly rate is subject to change at any time upon written notice from Landlord based upon reasonable changes in costs to Landlord in providing such after hours HVAC.

3.1.2 Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as reasonably determined by Landlord.

3.1.3 As part of Operating Expenses or Utilities Costs (as reasonably determined by Landlord), Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

3.1.4	Landlord shall provide city water for drinking, lavatory and toilet purposes.

3.1.5 Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable "Class A" buildings in the vicinity of the Project.

3.1.6	Landlord shall provide nonexclusive automatic passenger elevator service at all times.

Landlord.

3.1.7

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Landlord shall provide nonexclusive freight elevator service subject to scheduling by

3.2 Overstandard Tenant Use. Except in relation to Tenant's computer equipment in the Server Room Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant's consumption of electricity shall exceed two (2) watts connected load per square foot of rentable area of the Premises, calculated on a monthly basis for the hours described in Section 6.1.1 above, Tenant shall pay to Landlord, within ten (10) business days after billing and as additional rent, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use, and in such event Tenant shall pay, as additional rent, the increased cost directly to Landlord, within ten (10) days after demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use (with a 2 hour minimum), (ii) Landlord shall supply such heat, ventilation or air conditioning to Tenant at such hourly cost to Tenant referenced above, and (iii) Tenant shall pay such cost on a monthly invoicing basis, as additional rent.

3.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Notwithstanding anything to the

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contrary contained herein, Tenant shall be entitled to abate Base Rent due hereunder, to the  extent that utility services to the Premises are interrupted or suspended solely as a result of Landlord's or its authorized representatives' gross negligence or willful misconduct, for a period of ten (10) or more consecutive business days, provided that Tenant is prevented from using the Premises as a result thereof.

3.4 Additional Services. Landlord shall also have the exclusive right, but not the obligation,  to provide any additional services which may be requested by Tenant, including, without limitation,  locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administration fee. Charges for any utilities or services for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

3.5 Server Room. Landlord and Tenant acknowledge that a portion of the Premises may be used as a server room (the "Server Room") which may require electricity and HVAC services twenty-four (24) hours per day, three hundred sixty-five (365) days per year. In the event that Tenant elects to use a portion of the Premises as a Server Room, (i) Landlord agrees that, subject to the terms of this Lease, Landlord shall provide Tenant and the Server Room with such services, at Tenant's sole cost and expense, (ii) Tenant shall install, at Tenant's sole cost and expense, HVAC to the Server Room and a separate monitoring device to measure such Server Room usage and Tenant shall pay all such costs of usage pursuant to regular monthly invoicing, and (iii) notwithstanding any other term of this Lease, Tenant shall be responsible for the maintenance, repair and replacement of any such HVAC at Tenant’s sole cost and expense.

3.6 Separate Metering; Compliance with Energy Regulations. Notwithstanding anything to the contrary herein, Landlord shall have the right to cause some or all of the electricity, water and/or other utilities provided to the Premises to be separately metered, and Tenant shall pay for the cost of all such utilities so separately metered, or which are billed directly to Tenant, within ten (10) business days after invoice. Tenant acknowledges that Landlord and/or Tenant may from time to time be requested in writing or required to obtain, report and/or disclose certain energy consumption information with regard to the Premises, which may include, without limitation, benchmarking data for the U.S. Environmental Protection Agency's ENERGY STAR® Portfolio Manager and information relating to compliance with "green building" initiatives, including, if applicable, the Leadership in Energy & Environmental Design (LEED) certification program. Tenant shall throughout the Term of this Lease, comply with all Federal, State or local laws, rules and regulations relating to consumption of utilities, energy or energy efficiency (as they may be in enacted or in effect from time to time, “Energy Regulations”), and Tenant shall, upon written request by Landlord or Landlord’s lender, deliver and/or disclose such information regarding the consumption of utilities at the Premises as may be required to comply with applicable Energy Regulations. Further, Tenant authorizes Landlord to disclose such information and data regarding the Premises as may be requested or required from time to time to comply with Energy Regulations.

ARTICLE 7

REPAIRS

3.1 Tenant's Repairs. Subject to Landlord's repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs after reasonable written notice from Landlord to Tenant, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (not to exceed ten percent (10%)) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same.

3.2 Landlord's Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 of this Lease, Landlord shall repair and maintain the exterior landscaping, Common Areas, structural portions of the Building, including the foundations, roof, basic plumbing, heating, ventilating, air conditioning, electrical and fire/life safety systems serving the Building and not located in the Premises; provided, however, if such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs  at  Landlord's  expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

3.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) days prior to the commencement thereof, and which consent shall not be unreasonably withheld or delayed by Landlord; provided,

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however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may affect the structural components of the Building or the Systems and Equipment or which can be seen from outside the Premises. Notwithstanding the foregoing, the installation by Tenant of a Wi-Fi Network shall be governed by the terms of Section 8.3 below. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of ten percent (10%) of the cost of the Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. Notwithstanding the foregoing to the contrary, Tenant may, at its sole cost and expense and without Landlord's written consent, perform interior, non-structural alterations or additions to the Premises provided such alterations or additions do not affect the structural components of the Building or Systems and Equipment or require any permit or roof penetrations and the cost of which does not exceed $75,000 in the aggregate over a 12 month period (the "Permitted Alterations"). Tenant shall first notify Landlord at least fifteen (15) days prior to commencing any Permitted Alterations so that Landlord may post a Notice of Non-Responsibility on the Premises.

3.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole good faith business judgement, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance (including California Energy Code, Title 24) and pursuant to a valid building permit, issued by the city in which the Project is located, and in conformance with Landlord's construction rules and regulations. In the event that any proposed Alterations trigger the need for repairs, maintenance, improvements or alterations outside of the Premises for any reason, Tenant shall be solely responsible for the performance of all such work at Tenant's sole cost and expense. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building  or Project or the Common Areas for any other tenant of the Project, and as not to obstruct the business of Landlord or other tenants of the Project, or interfere with the labor force working at the Project. If  Tenant  makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonably discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice  of Completion to be recorded in the office of the Recorder of the county in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the management office of the Project a reproducible copy of the "as built" drawings of the Alterations, and (iii)  deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

3.3 Wi-Fi Network. Without limiting the generality of the foregoing, in the event Tenant desires to install wireless intranet, Internet or any data or communications network ("Wi-Fi Network") in the Premises for the use by Tenant and its employees, then, to the extent permissible under applicable law, the same shall be subject to the provisions of this Section 8.3 (in addition to the other provisions of this Article 8). In the event Landlord consents to Tenant's installation of such Wi-Fi Network, Tenant shall, in accordance with Section 8.4 and Article 15 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi- Fi Network so as not to cause any interference to other tenants in the Building or to other tenants at the Project or with any other tenant's communication equipment, and not to damage the Building or Project or interfere with the normal operation of the Building or Project and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys' fees) arising out of Tenant's failure to comply with the provisions of this Section 8.3, except to the extent same is caused by the gross negligence or willful misconduct of Landlord and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease). Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) calendar days following such occurrence to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord's satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building or Project, including without limitation, Building or Project systems or infrastructure which are required by reason of the installation, operation or removal of Tenant's Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and to confirm  Tenant's compliance with the terms of this Section 8.3, Landlord shall retain such professionals at commercially reasonable

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Vivus, Inc.

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Vivus, Inc.

rates, and Tenant shall reimburse Landlord within twenty (20) days following submission to Tenant of an invoice from Landlord. This reimbursement obligation is independent of any rights or remedies Landlord may have in the event of a breach or default by Tenant under this Lease.

3.4 Landlord's Property. All Alterations, improvements, fixtures (other than Tenant's trade fixtures that may be removed without damage to the Premises) and/or equipment which may be installed or placed in or about the Premises, including any cabling and wiring associated with the Wi-Fi Network, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Furthermore, Landlord may require that Tenant remove any improvement or Alteration (including any cabling and wiring associated with the Wi-Fi Network) upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal; provided, Landlord shall advise Tenant at the time of granting consent if Landlord requires such Alterations to be removed at the expiration or earlier termination of the Lease. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations (including any cabling and wiring associated with the Wi-Fi Network), Landlord may do so and may charge the cost thereof to Tenant (together with a five percent (5%) supervision/administration fee), and Tenant shall pay such cost to Landlord within thirty (30) days of being billed for the same.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, if any such lien is not released and removed on or before the date that is ten (10) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

3.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises and/or Parking Facilities or the fitness center located on the Project from any cause whatsoever and agrees that Landlord, and its partners and subpartners, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant, Tenant's employees, agents, contractors, invitees or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including  without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant's installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises) or the fitness center located on the Project, and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, the fitness center located on the Project, the Building and Project; provided, however, that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

3.2 Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the  Premises. If Tenant's conduct or use of the Premises for other than ordinary office use causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

3.3	Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

3.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, (and with owned and non-owned automobile liability coverage, and liquor liability coverage in the event alcoholic beverages are served on the Premises) for limits of liability not less than:

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Vivus, Inc.

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Vivus, Inc.

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate
Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate

3.3.2 Physical Damage Insurance covering (i) all furniture, trade fixtures, equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, and (ii) all improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on a "physical loss or damage" basis under a "special form" policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

3.3.3	Workers' compensation insurance as required by law.

3.3.4 Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.

3.3.5 Tenant shall carry comprehensive automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence and insuring Tenant  against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.

3.3.6 The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party with a material connection to the Premises it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-; VIII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Project is located;

(iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) contain a cross-liability endorsement or severability of interest clause acceptable to  Landlord;  and  (vi)  with  respect  to  the  insurance  required  in Sections 10.3.1 and 10.3.2 above, have deductible amounts not exceeding Fifty Thousand Dollars ($50,000.00). Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and prior to the expiration dates thereof. In the event Tenant receives notice of any cancellation, nonrenewal or modification of insurance coverage from any insurer, Tenant shall send such notice to Landlord within five (5) business days of receipt. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

4.1 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. Landlord and Tenant hereby waive any right that either may have against the other on account of any  loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

4.2 Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease  Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, provided such additional insurance is consistent with the amounts and types of insurance then being required by reasonably prudent landlords of comparable buildings in the vicinity of the Building or as otherwise required by Landlord's lenders.

ARTICLE 11

DAMAGE AND DESTRUCTION

4.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify  Landlord  of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building and/or Project, or the lessor of a ground or underlying lease with

HAMILTON PLAZA

Vivus, Inc.

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Vivus, Inc.

respect to the Project and/or the Building, or any other modifications to the Common Areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. Notwithstanding anything to the contrary herein, in no event shall Landlord be obligated to repair or restore any specialized or dedicated equipment serving Tenant, such as any cabling, wiring, supplemental utility system, telephone system or wireless/Wi-Fi Network. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

4.2 Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project or ground or underlying lessor with respect to the Project and/or the Building shall have the right to require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be and shall exercise that right; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord or Tenant shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

4.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Project is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

ARTICLE 12

CONDEMNATION

4.1 Permanent Taking. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety

(90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

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Vivus, Inc.

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Vivus, Inc.

4.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

4.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Each time Tenant requests Landlord's consent to a proposed Transfer, whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, as Additional Rent hereunder, Tenant shall pay to Landlord One Thousand Five Hundred Dollars ($1,500.00) to reimburse Landlord for its review and processing fees, and Tenant shall also reimburse Landlord for any reasonable legal fees incurred by Landlord in connection with Tenant's proposed Transfer. Notwithstanding anything to the contrary contained in this  Section 14.1, so long as Tenant delivers to Landlord (i) at least fifteen (15) business days prior written notice of its intention to assign or sublease the Premises to any Permitted Transferee, which notice shall set forth the name of the Permitted Transferee, (ii) a copy of the proposed agreement pursuant to which such assignment or sublease shall be effectuated, and (iii) such other information concerning the Permitted Transferee as Landlord may reasonably require, including without limitation, information regarding any change in the proposed use of any portion of the Premises and any financial information with respect to such Permitted Transferee, and so long as (a) any change in the proposed use of the subject portion of the Premises is in conformance with the uses permitted to be made under this Lease and do not involve the use or storage of any Hazardous Materials (other than nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not regulated by any environmental laws), and (b) the Permitted Transferee has a tangible net worth and net income, in the aggregate, computed in accordance with standard commercial real estate accounting practices (but excluding goodwill as an asset), which is equal to or greater than Tenant as of the date of this Lease, then Tenant may assign this Lease or sublease any portion of the Premises (1) to any Related Entity, or (2) in connection with any merger, consolidation or sale of substantially all of the assets of Tenant, without having to obtain the prior written consent of Landlord thereto (each such transfer shall be referred to herein as a "Permitted Transfer" and each transferee pursuant to a Permitted Transfer shall be referred to herein as a "Permitted Transferee" ). Any Permitted Transfer shall in no way relieve Tenant of any liability Tenant may have under this Lease and such assignee or sublessee shall be jointly and severally liable with Tenant hereunder. For purposes of this Section 14.1, the term "Related Entity" shall mean any entity controlled by, under control with, or in control of Tenant. The term "control" as used in the immediately preceding sentence shall mean having direct ownership of fifty percent (50%) or more of the ownership interests of an entity and having the ability to direct the management and policies of such entity.

4.2 Landlord's Consent. Landlord shall not unreasonably withhold its consent to any  proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

4.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Project;

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Vivus, Inc.

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Vivus, Inc.

under this Lease;

4.2.2

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Vivus, Inc.

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Vivus, Inc.

The Transferee intends to use the Subject Space for purposes which are not permitted

4.2.3	The Transferee is either a governmental agency or instrumentality thereof;

4.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

4.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability that has and will continue to have sufficient financial strength to perform all of the remaining obligations of Tenant under the Lease (or under the sublease in the case of a sublease) from and after the date of transfer, as reasonably determined by Landlord taking into account all relevant facts and circumstances;

4.2.6 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease;

4.2.7 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);

4.2.8 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) is negotiating with Landlord to lease space in the Project at such time, or (ii) has negotiated with Landlord during the nine (9) month period immediately preceding the Transfer Notice; or

4.2.9 The Transfer occurs at a time that less than eighty-five percent (85%) of the rentable square feet of the Project is leased and the rent charged by Tenant to such Transferee during the term of such Transfer, calculated by using a present value analysis, is less than eighty-five percent (85%) of the rent being quoted by Landlord at the time of such Transfer, for comparable space in the Project for a comparable term, calculated using a present value system.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

4.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), and

(ii) any reasonable brokerage commissions and reasonable legal fees in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. No Transfer Premium shall be due or payable with respect to a Transfer to a Permitted Transferee.

4.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, except in the case of Permitted Transfer Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any Transfer Notice or any other written notice of Tenant's intent to enter into a Transfer, to recapture the Subject Space or, if the proposed Transfer is an assignment or sublease of fifty percent (50%) or more of the Premises, the entirety of the Premises, as determined in Landlord's sole discretion. Such recapture notice shall cancel and terminate this Lease with respect to either the Subject Space or entire Premises, as applicable, as of the date stated in the Transfer Notice as the effective date of the proposed Transfer (with respect to Landlord's recapture following receipt of a Transfer Notice), and otherwise, such termination shall be effective on the date that is sixty (60) days after Landlord's delivery of a recapture notice. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space or Premises under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 of this Lease.

HAMILTON PLAZA

Vivus, Inc.

HAMILTON PLAZA

Vivus, Inc.

4.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant directly relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated by more than three percent (3%), Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit.

4.6 Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve

(12) month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if  Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period. No such deemed transfer shall give Landlord rights to recapture the Premises or receive any Transfer Premium. Notwithstanding the foregoing provisions of this Section 14.6, the sale of Tenant’s common stock on a national stock exchange shall not be deemed a Transfer pursuant to this Section 14.6.

ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

4.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

4.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty, condemnation, and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration  or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and cabling, wiring or conduit (including any such cabling or wiring associated with the Wi-Fi Network, if any) which may have been placed at the Project or within the Building by or on behalf of Tenant (including any cabling or wiring installed above the ceiling of the Premises or below the floor of the Premises), and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be a tenancy at sufferance only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease.  Such tenancy shall be subject to every other term, covenant and agreement contained herein.  Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at  law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

HAMILTON PLAZA

Vivus, Inc.

HAMILTON PLAZA

Vivus, Inc.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be required by any prospective mortgagee or purchaser of the Project (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments  may be  reasonably required  for  such purposes.   If Tenant fails to  deliver  such certificate  within three  (3)  days  after

Landlord's second (2nd) written request therefor, failure by Tenant to so deliver such estoppel certificate shall be a material default of the provisions of this Lease.  In addition, Tenant shall be liable to Landlord, and shall  indemnify

Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, including attorneys' fees, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such estoppel certificate.

ARTICLE 18

SUBORDINATION

This Lease is subject and subordinate to all present and future ground or underlying leases of the Project and to the lien of any mortgages or trust deeds, now or hereafter in force against the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

TENANT'S DEFAULTS; LANDLORD'S REMEDIES

4.1 Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

4.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due where such failure continues for three (3) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

4.1.2 Any failure by Tenant to observe or perform any other provision, covenant or  condition of this Lease to be observed or performed by Tenant where such failure continues for twenty (20) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and  not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a twenty (20) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

4.1.3 Abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for three (3) business days or longer while in default of any material provision of this Lease.

4.2 Landlord's Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

4.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

HAMILTON PLAZA

Vivus, Inc.

HAMILTON PLAZA

Vivus, Inc.

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant, including, without limitation, any rent abatement; and

(v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease,  whether  to  Landlord  or  to  others.  As  used  in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 of this Lease. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

4.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

4.2.3 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice  or  cure  period set  forth  in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease.

4.3 Payment by Tenant. Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

4.4 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

4.5 Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants  herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

4.6 Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

HAMILTON PLAZA

Vivus, Inc.

HAMILTON PLAZA

Vivus, Inc.

ARTICLE 20

SECURITY DEPOSIT

Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Subject to the provisions of this Section 20, effective as of (a) the third anniversary of the Lease Commencement Date (the "First Reduction Date"), Tenant shall have the right to reduce the Security Deposit by the amount of Sixty-Four Thousand Six Hundred Sixty-Six Dollars ($64,666.00), so that the from and after the First Reduction Date, the amount of the Security Deposit (as reduced hereby) shall be One Hundred Twenty-Nine Thousand Three Hundred Thirty-Four Dollars ($129,334.00) and (b) the fourth anniversary of the Lease Commencement Date (the "Second Reduction Date"), Tenant shall have the right to reduce the Security Deposit by the amount of Sixty-Four Thousand Six Hundred Sixty-Six Dollars ($64,666.00), so that the from and after the Second Reduction Date, the amount of the Security Deposit (as reduced hereby) shall be Sixty-Four Thousand Six Hundred Sixty-Eight Dollars ($64,668.00). Notwithstanding anything to the contrary contained herein, any reduction of the Security Deposit shall only occur (i) upon the written request delivered by Tenant to Landlord on or prior to the applicable reduction date, and (ii) upon Landlord’s confirmation that no default by Tenant has occurred under the Lease, after the expiration of any applicable notice and cure period, as of or prior to such reduction date. Notwithstanding anything to the contrary herein, if at any time, Tenant is in default of any of the terms, covenants or conditions of this Lease, then Tenant’s right to reduce the amount of the Security Deposit, as provided herein, shall automatically terminate and shall be of no further force or effect.

ARTICLE 21

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building's life safety system (collectively the "Excluded Changes") except to the extent such Excluded Changes are required specifically due to Tenant's alterations to or particular manner of use of the Premises for other than general office use. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). Subject to reimbursement as a component of Operating Expenses, Landlord shall comply with all laws that pertain to the common areas unless such item is Tenant's responsibility as provided herein.

ARTICLE 22

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant to enter the Premises upon at least twenty-four (24) hours advance notice to Tenant to: (i) inspect them; (ii) show the  Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary.  Notwithstanding anything to the contrary  contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the

HAMILTON PLAZA

Vivus, Inc.

HAMILTON PLAZA

Vivus, Inc.

stated purposes provided, however, Landlord shall use commercially reasonable efforts to minimize any unreasonable interference with Tenant's use and occupancy of the Premises as a result of any entry by Landlord permitted under this Article 22. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Tenant shall have the right to have a representative of Tenant accompany Landlord during any such entry, provided, however, Landlord shall not be required to delay its entry if Tenant does not have a representative available to accompany Landlord at its intended time of entry.

ARTICLE 23

TENANT PARKING

Tenant shall have the right at all times, but not the obligation, to rent throughout the Lease Term the number of parking spaces set forth in Section 11 of the Summary, located in those portions of the Parking Facilities as may be reasonably designated by Landlord from time to time. Tenant shall pay to Landlord for the use of such parking spaces, on a monthly basis, the prevailing rate charged from time to time by Landlord or Landlord's parking operator for parking spaces in the Parking Facilities where such parking spaces are located, which prevailing rate is currently free. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to abate Tenant's obligation to pay any parking charges otherwise payable for such unreserved parking passes so rented by Tenant during the initial Lease Term and any extension term. Tenant's continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Facilities. Tenant shall cooperate in seeing that Tenant's employees and visitors also comply  with  such rules and regulations. In addition, Landlord may assign any parking spaces and/or make all or a portion of such spaces reserved or institute an attendant-assisted tandem parking program and/or valet parking program if Landlord determines in its sole discretion that such is necessary or desirable for orderly and efficient parking. Landlord specifically reserves the right, from time to time, to change the size, configuration, design, layout, location and all other aspects of the Parking Facilities, and Tenant acknowledges and agrees that Landlord, from time to time, may, without incurring any liability to Tenant and without any abatement of Rent under this Lease temporarily close-off or restrict access to the Parking Facilities, or temporarily relocate Tenant's parking spaces to other parking structures and/or surface parking areas within a reasonable distance from the Parking Facilities, for purposes of permitting or facilitating any such construction, alteration or improvements or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord (as well as the parking fee abatement obligation provided for above). The parking rates charged by Landlord for Tenant's parking spaces shall be exclusive of any parking tax or other charges imposed by governmental authorities in connection with the use of such parking, which taxes and/or charges shall be paid directly by Tenant or the parking users, or, if directly imposed against  Landlord,  Tenant shall reimburse Landlord for all such taxes and/or charges within ten (10) days after Tenant's receipt of the invoice from Landlord. The parking spaces provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant's own personnel and such parking rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.

ARTICLE 24

MISCELLANEOUS PROVISIONS

4.1 Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

4.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

4.3 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated.  No receipt of monies by Landlord from Tenant after the termination of this Lease  shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

HAMILTON PLAZA

Vivus, Inc.

HAMILTON PLAZA

Vivus, Inc.

4.4 Modification of Lease; Financials. Should any current or prospective mortgagee or ground lessor for the Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, upon written notice to Tenant, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor. In addition, upon request from time to time, Tenant agrees to provide to Landlord, within ten (10) days of written request (unless Tenant's stock is publically traded on a national stock exchange based in the United States of America) current financial statements for Tenant, dated no earlier than one (1) year prior to such request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor's statement. All such financial statements will be delivered to Landlord and any such lender or purchaser in confidence and shall only be used for purposes of evaluating the financial strength of Tenant.

4.5 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project, the Building and/or in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer, upon such transferee's written assumption of Landlord's obligations hereunder. Without limiting the generality of the foregoing, it is acknowledged and agreed that the liability of Landlord under this Lease is limited to matters accruing during its actual period of ownership of title to the Project. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Project and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

4.6 Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election. This section is not applicable to securities law notice and reporting requirements.

4.7 Landlord's Title; Air Rights. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

4.8 Tenant's Signs. Tenant shall be entitled to (i) one (1) identification sign on or near the entry doors of the Premises, and (ii) for multi-tenant floors, one (1) identification or directional sign, as designated by Landlord, in the elevator lobby on the floor on which the Premises are located. Such signs shall be installed by a signage contractor designated by Landlord. Landlord shall pay for the initial installation of such signs and Tenant shall pay for any changes thereto. The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord's Building standard signage program and shall be subject to Landlord's prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such identification signs, Tenant may not install any signs on the exterior or roof of  the Building, the Other Existing Building or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

4.9 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

4.10 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any accrued obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

4.11	Time of Essence. Time is of the essence of this Lease and each of its provisions.

4.12 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any  extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

HAMILTON PLAZA

Vivus, Inc.

HAMILTON PLAZA

Vivus, Inc.

4.13 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

4.14 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to the ownership interest of Landlord in the Project, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

4.15 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed  by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises,  shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

4.16 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building, the Other Existing Building and/or in any other buildings and/or any other portions of the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building, the Other Existing Building or Project.

4.17 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant  pursuant to this Lease and except with respect to Tenant's obligations under the Tenant Work Letter (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

4.18 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

4.19 Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 24.19 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

4.20 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

4.21 Authority. If Tenant is a corporation or partnership, each individual executing this Lease  on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Project is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Tenant confirms that it is not in violation of any executive order or similar governmental regulation or law, which prohibits terrorism or transactions with suspected or confirmed terrorists or terrorist entities or with persons or organizations that are associated with, or that provide any form of support to, terrorists. Tenant further confirms that it will comply throughout the Term of this Lease, with all governmental laws, rules or regulations governing transactions or business dealings with any suspected or confirmed terrorists or terrorist entities, as identified from time to time by the U.S. Treasury Department's Office of Foreign Assets Control or any other applicable governmental entity.

HAMILTON PLAZA

Vivus, Inc.

HAMILTON PLAZA

Vivus, Inc.

4.22 Jury Trial; Attorneys' Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

4.23 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Project is located.

4.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

4.25 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any potential brokerage commission or finder's fee payable to the Broker in connection with this Lease, or (ii) any other form of compensation from the Broker with respect to this transaction.

4.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord except as may be expressly provided herein; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

4.27 Building Name and Signage. Landlord shall have the right at any time to change the name of the Building, the Other Existing Building and/or Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Building, the Other Existing Building and/or Project and any portion of the Project as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the names of the Building, the Other Existing Building and/or Project or use pictures or illustrations of the Building, the Other Existing Building and/or Project in advertising or other publicity, without the prior written consent of Landlord.

4.28 Building Directory. At Landlord's cost, Landlord shall include Tenant's name and location in the Building on one (1) line of the Building directory.

4.29 Landlord's Construction. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, the Other Existing Building, Project, or any part thereof and that no representations or warranties respecting the condition of the Premises, the Building, the Other Existing Building, and/or Project have been made by Landlord to Tenant, except as specifically set forth in this Lease. However, Tenant acknowledges that Landlord may from time to  time, at Landlord's sole option, renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, the Other Existing Building, and/or Project, including without limitation the Parking Facilities, Common Areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the Common Areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and

(ii) installing new carpeting, lighting, and wall coverings in the Building Common Areas, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, the Other Existing Building and/or Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, the Other Existing Building and/or Project, which work may create noise, dust or leave debris in the Building, the Other Existing Building and/or Project. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

///continued on next page///

Vivus, Inc.

Vivus, Inc.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"LANDLORD":

AG-SW HAMILTON PLAZA OWNER, L.P.,

a Delaware limited partnership

By:AG-SW Hamilton Plaza GP, L.L.C., a Delaware limited liability company, its general partner

By:AG-SW Hamilton Plaza Holdings, L.P., a Delaware limited partnership,

its sole member

By:AG CP IV Hamilton Plaza GP, L.L.C., a Delaware limited liability company, its general partner

By:AG Real Estate Manager, Inc., a Delaware corporation,

its manager

By:          /s/ Steven G. White  Name:     Steven G. White  Title:       Vice President

"TENANT": VIVUS, INC.,

a Delaware corporation

By:  /s/ Mark Oki Name: Mark Oki  Its: CFO

By:    Name:   Its:

*** If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the chairman of the board, president or vice president and the chief financial officer, secretary, assistant treasurer or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

Vivus, Inc.

Vivus, Inc.

EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES

[see attached]

EXHIBIT A

EXHIBIT A

EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES

900 EAST HAMILTON AVE. SUITE 525/550

CAMPBELL, CALIFORNIA

SUITE 525/550

TENANT INITIALS HERE: ____________

EXHIBIT A

EXHIBIT A

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter ("Tenant Work Letter") sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Tenant Work Letter to the "Lease" shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit B.

SECTION 1

BASE, SHELL AND CORE

Landlord has previously constructed the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the "Base, Shell and Core"), and Tenant shall accept the Base, Shell and Core in its current "AS-IS" condition existing as of the date of the Lease and the Lease Commencement Date. Except for the Tenant Improvement Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.

SECTION 2

TENANT IMPROVEMENTS

4.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of up to, but not exceeding Twenty Dollars ($20.00) per rentable square foot of the Premises (i.e., up to Two Hundred Seventy-Nine Thousand Six Hundred Twenty and 00/100 Dollars ($279,620.00), based on 13,981 rentable square feet in the Premises), for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements  pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below).

4.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursement shall be made pursuant to Landlord's standard disbursement process), only for the following items and costs (collectively, the "Tenant Improvement Allowance Items"):

4.2.1 payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents  and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter;

Improvements;

4.2.2

EXHIBIT B

EXHIBIT B

the payment of plan check, permit and license fees relating to construction of the Tenant

4.2.3 the cost of construction of the Tenant Improvements, including, without limitation, contractors' fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage;

4.2.4 the cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

4.2.5 the cost of any changes to the Construction Drawings or Tenant Improvements required by Code or any other applicable laws;

4.2.6	sales and use taxes and Title 24 fees;

4.2.7 the costs and expenses associated with complying with all national, state and local codes, including California Energy Code, Title 24, including, without limitation, all costs associated with any lighting or HVAC retrofits required thereby;

Work Letter; and

4.2.8

EXHIBIT B

EXHIBIT B

the "Landlord Supervision Fee," as that term is defined in Section 4.3.2 of this Tenant

4.2.9 all other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

4.3 Specifications for Building Standard Components. Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises, which Specifications have been received by Tenant. Unless otherwise agreed to by Landlord, the

EXHIBIT B

EXHIBIT B

Tenant Improvements shall comply with the Specifications. The Specifications for the Building are attached hereto as Schedule 1; provided, however, Landlord may make changes to the Specifications from time to time.

SECTION 3

CONSTRUCTION DRAWINGS

4.1 Selection of Architect/Construction Drawings. Landlord shall retain an architect/space  planner (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Landlord shall retain Landlord's engineering consultants (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." Notwithstanding that any Construction Drawings are reviewed by Landlord or prepared by its Architect, Engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's Architect, Engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in Article 10 of the Lease shall specifically apply to the Construction Drawings.

4.2 Final Space Plan. Within three (3) business days of the full execution and delivery of the Lease by Landlord and Tenant, Tenant shall meet with Landlord's Architect and provide Landlord's Architect  with information regarding the preliminary layout and designation of all proposed offices, rooms and other partitioning, and their intended use and equipment to be contained therein (the "Information"). Landlord and Architect shall, based on such Information (subject to changes reasonably required by Landlord), prepare the final space plan for Tenant Improvements in the Premises (collectively, the "Final Space Plan"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Tenant for Tenant's approval. Tenant shall approve or reasonably disapprove the Final Space Plan or any revisions thereto within three (3) business days after Landlord delivers the Final Space Plan or such revisions to Tenant; provided, however, that Tenant may only disapprove the Final Space Plan to the extent the same is not (subject to changes reasonably required by Landlord) in substantial conformance with the Information provided by Tenant to Architect ("Space Plan Design Problem"). Tenant's failure to disapprove the Final Space Plan for any Space Plan Design Problem or any revisions thereto by written notice to Landlord (which notice shall specify in detail the reasonable reasons for Tenant's disapproval pertaining to any Space Plan Design Problem) within said three (3) business day period shall be deemed to constitute Tenant's approval of the Final Space Plan or such revisions.

4.3 Final Working Drawings. Based on the Final Space Plan, Landlord shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Tenant for Tenant's approval. The Final Working Drawings may incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the Tenant Improvements depicted thereon, the actual specifications and finish work shall be in accordance with the Specifications. Tenant shall approve or reasonably disapprove the Final Working Drawings or any revisions thereto within three (3) business days after Landlord delivers the Final Working Drawings or any revisions thereto to Tenant; provided, however, that Tenant may only disapprove the Final Working Drawings to the extent the same are not (subject to changes reasonably required by Landlord) in substantial conformance with the Final Space Plan ("Working Drawing Design Problem"). Tenant's failure to reasonably disapprove the Final Working Drawings or any revisions thereto by written notice to Landlord (which notice shall specify in detail the reasonable reasons for Tenant's disapproval pertaining to any Working Drawing Design Problem) within said three (3) business day period shall be deemed to constitute Tenant's approval of the Final Working Drawings or such revisions.

4.4 Approved Working Drawings. The Final Working Drawings shall be approved or deemed approved by Tenant (the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements. Landlord shall cause the Architect to submit the Approved Working Drawing to the applicable local governmental agency for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1 of this Tenant Work Letter, to commence and fully complete the construction of the Tenant Improvements (the "Permits"). No changes, modifications or alterations in the Approved  Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings, if such change would directly or indirectly delay the Substantial Completion of the Premises and/or would result in an Over-Allowance Cap (as defined below).

4.5 Time Deadlines. Landlord and Tenant shall each use its best efforts to cooperate with Architect, the Engineers, and each other, to complete all phases of the Construction Drawings and the permitting process and to receive the Permits, and with Contractor, for approval of the "Cost  Proposal,"  as  that  term  is  defined in Section 4.2 below as soon as possible after the execution of the Lease and, in this regard, to the extent Landlord considers such meeting(s) to be reasonably necessary, Tenant shall meet with Landlord on a weekly basis to discuss Tenant's progress in connection with the same.

EXHIBIT B

EXHIBIT B

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Contractor. A contractor, under the supervision of and selected by Landlord, shall construct the Tenant Improvements (the "Contractor"). Selection of the Contractor shall be subject to Tenant's approval, such approval not be to unreasonably withheld, conditioned or delayed. Landlord shall give copies to Tenant of all bids for construction of the Tenant Improvements received from Contractor and all sub-contractors (to the extent sub- contractor bids are not included in the bids received from the Contractor.

4.2 Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Tenant Improvements (the "Cost Proposal").   Notwithstanding the foregoing, portions of the cost of the Tenant Improvements may be delivered to Tenant as such portions of the Tenant Improvements are priced by Contractor (on an individual item-by-item or trade-by-trade basis), even before the Approved Working Drawings are completed (the "Partial Cost Proposal").  Tenant shall approve and  deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same (or, as to a Partial Cost Proposal, within two (2) business days of receipt of the same). The date by which Tenant must approve and deliver the Cost Proposal, or the last Partial Cost Proposal to Landlord, as the case may be, shall be known hereafter as the "Cost Proposal Delivery Date." The total of all Partial Cost Proposals, if any, shall be known as the Cost Proposal. Notwithstanding anything above to the contrary, if upon Landlord's delivery of any Partial or final Cost Proposal to Tenant, the Over-Allowance Amount (as defined below) is determined to be greater than an amount equal to twenty- five percent (25%) of the Tenant Improvement Allowance (the "Over-Allowance Cap"), then Landlord, in Landlord's sole discretion, shall have the right to revise the Approved Working Drawings and/or any other Construction Drawings (and resubmit the same to Tenant for Tenant's approval to be provided pursuant to the approval procedures and standards set forth in Section 3.3 above) to reduce the Over-Allowance Amount to an amount less than the Over-Allowance Cap and Landlord may refuse to sign any construction contract until such revisions to the Approved Working Drawings and/or any other Construction Drawings are approved by Tenant.

4.3 Construction of Tenant Improvements by Landlord's Contractor under the Supervision of Landlord.

4.3.1 Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the "Over-Allowance Amount") equal to the difference between (i) the amount of the approved Cost Proposal and (ii) the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of  any then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Cost Proposal Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be added to the Cost Proposal and shall be paid by Tenant to Landlord immediately upon Landlord's request to the extent such additional costs increase any existing Over-Allowance Amount or result in an Over-Allowance Amount. Following completion of the Tenant Improvements, Landlord shall deliver to Tenant a final cost statement which shall indicate the final costs of the Tenant Improvement Allowance Items, and if such cost statement indicates that Tenant has underpaid or overpaid the Over-Allowance Amount, then within ten (10) business days after receipt of such statement, Tenant shall deliver to Landlord the amount of such underpayment or Landlord shall return to Tenant the amount of such overpayment, as the case may be.

4.3.2 Landlord Supervision. After Landlord selects the Contractor, Landlord shall independently retain Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the "Landlord Supervision Fee") to Landlord in an amount equal to the product of (i) five percent (5%) and (ii) an amount equal to the Tenant Improvement Allowance plus the Over- Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter). Notwithstanding the foregoing, in the event SteelWave CDS, Inc. is selected as the Contractor, then no Landlord Supervision Fee shall be payable by Tenant pursuant to this Section 4.3.2.

4.3.3 Contractor's Warranties and Guarantees. Landlord hereby assigns to  Tenant  all warranties and guarantees by Contractor relating to the Tenant Improvements, which assignment shall be on a non-exclusive basis such that the warranties and guarantees may be enforced by Landlord and/or Tenant, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

SECTION 5

SUBSTANTIAL COMPLETION; LEASE COMMENCEMENT DATE

4.1 Substantial Completion. For purposes of the Lease, including for purposes of determining the Lease Commencement Date (as set forth in Section 7.2 of the Summary), the Premises shall be "Ready for Occupancy" upon Substantial Completion of the Premises. For purposes of this Lease, "Substantial Completion" of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings and receipt of final permit sign offs for the Tenant Improvements, with

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the exception of any punchlist items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

4.2 Tenant Delays. If there shall be a delay or there are delays in the Substantial Completion of the Premises (as a direct, indirect, partial, or total result of any of the following (collectively, "Tenant Delays"):

4.2.1 Tenant's failure to timely approve any matter requiring Tenant's approval, including a Partial Cost Proposal or the Cost Proposal and/or Tenant's failure to timely perform any other obligation or act required of Tenant hereunder;

4.2.2	a breach by Tenant of the terms of this Tenant Work Letter or the Lease;

4.2.3	Tenant's request for changes in the Construction Drawings;

4.2.4 Tenant's requirement for materials, components, finishes or improvements which are not available in a reasonable time (based upon the anticipated date of the Lease Commencement Date);

4.2.5	changes to the Base, Shell and Core required by the Approved Working Drawings;

4.2.6	any changes in the Construction Drawings and/or the Tenant Improvements required by
(i)

applicable laws if such changes are directly attributable to Tenant's particular use of the Premises (e.g. for other than general office use) or Tenant's specialized tenant improvement(s) (as determined by Landlord), and/or

(ii)	Landlord pursuant to Section 4.2 above; or

2.2.1	any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date (as set forth in Section 7.2 of  the Summary) shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

SECTION 6

MISCELLANEOUS

2.1 Tenant's Representative. Tenant has designated Roger Luong as its sole  representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

2.2 Landlord's Representative. Landlord has designated Alexandra Arsenlis as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

2.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

2.4 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease,  if an event of default by Tenant as described in Section 19.1 of the Lease or any default by Tenant under this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5.2 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Lease Commencement Date, for any reason due to a default by Tenant as described in Section 19.1 of the Lease or under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

2.5 Termination. Notwithstanding anything in the Lease (including this Tenant Work Letter) to the contrary, Tenant acknowledges and agrees that Landlord shall have the right to terminate the Lease  by giving Tenant written notice of the exercise of such option (in which event the Lease shall cease and terminate as of the date of such notice) in the event Landlord is unable to obtain the Permits for the Tenant Improvements within one hundred twenty (120) days from the date of the full execution and delivery of the Lease by Landlord and Tenant, notwithstanding Landlord's diligent and continuous efforts to obtain the Permits. Upon such termination, the parties

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shall be relieved of all further obligations under the Lease except for those obligations under the Lease which expressly survive the expiration or sooner termination of the Lease.

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EXHIBIT C

AMENDMENT TO LEASE

THIS  AMENDMENT  TO   LEASE  ("Amendment")  is   made   and   entered   into   effective   as    of

 _, 2016, by and between AG-SW HAMILTON PLAZA OWNER, L.P., a Delaware limited partnership ("Landlord") and VIVUS, INC., a Delaware corporation ("Tenant").

R E C I T A L S :

A. Landlord and Tenant entered into that certain Office Lease dated as of August 9, 2016 (the "Lease") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain "Premises", as described in the Lease, in that certain Building located at 900 E. Hamilton Avenue, Campbell, California 95008.

B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the  mutual  covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy, and (b) the term of the Lease commenced as of(the "Lease Commencement

Date") for a term of      terminated as provided in the Lease).

ending  on

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(unless  sooner

2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

written.

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IN WITNESS WHEREOF, this Amendment to Lease has been executed as of the day and year first   above

"LANDLORD":

AG-SW HAMILTON PLAZA OWNER, L.P.,

a Delaware limited partnership

By:AG-SW Hamilton Plaza GP, L.L.C., a Delaware limited liability company, its general partner

By:AG-SW Hamilton Plaza Holdings, L.P., a Delaware limited partnership,

its sole member

By:AG CP IV Hamilton Plaza GP, L.L.C., a Delaware limited liability company, its general partner

By:AG Real Estate Manager, Inc., a Delaware corporation,

its manager

By:            Name:       Title:

"TENANT": VIVUS, INC.,

a Delaware corporation

By:DO NOT SIGN

Name:     Its:

By:DO NOT SIGN

Name:     Its:

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EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building or Real Property.

1. Tenant shall not place any lock(s) on any door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises or Building without Landlord's prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security system within and into the Premises, other than secured areas and vaults. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks at the Project, Tenant shall be obligated to restore all such locks and key systems to be consistent with the master lock and key system at the Building, all at Tenant's sole cost and expense.

2.

All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises.

3.

Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other  persons  entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. After-hours access by Tenant's authorized employees may be provided by hard-key, card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant's employees and all replacements thereof for lost, stolen or damaged cards. Access to the Building and/or Real Property may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or Real Property of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Real Property during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4.

Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5.

No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

6.

Landlord shall have the right to control and operate the public portions of the Building and Real Property, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7.

No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

8.	The requirements of Tenant will be attended to only upon application at the management office of the Real Property or at such office location designated by Landlord.

9.	Tenant shall not disturb, solicit, or canvass any occupant of the Building or Real Property and shall cooperate with Landlord or Landlord's agents to prevent same.

10.	The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that

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for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

11. Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained; provided, however, Landlord's prior consent shall not be required with respect to Tenant's placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom subject to reasonable wear and tear).

12. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.

13.

Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as "move n cools") or space heaters, without Landlord's prior written consent, and any such approval will be for devices that meet federal, state and local code.

14.

No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws, rules and regulations. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos- containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Laws which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

15.

Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or Real Property by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith.

16.	Tenant shall not bring into or keep within the Real Property, the Building or the Premises any animals (except those assisting handicapped persons), birds, fish tanks, bicycles or other vehicles.

17.

Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

18.

No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

19.

Landlord will approve where and how telephone and telegraph wires and other cabling are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment and/or systems affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

20.

Landlord reserves the right to exclude or expel from the Building and/or Real Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations or cause harm to Building occupants and/or property.

21.

All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

22.

Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

23.

Tenant at all times shall maintain the entire Premises in a neat and clean, first class condition, free of debris. Tenant shall not place items, including, without limitation, any boxes, files,  trash receptacles or  loose cabling or wiring, in or near any window to the Premises which would be visible anywhere from the exterior of the

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Premises.

24. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, including, without limitation, the use of window blinds to block solar heat load, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Real Property failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Real Property, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to any LEED [Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).

25. Tenant shall store all its recyclables, trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of recyclables, trash and garbage in the city in which the Real Property is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

26. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

27. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied, or when the Premises' entry is not manned by Tenant on a regular basis.

28.

No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

29.

The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property, except under specific arrangement with Landlord.

30.

Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the management office of the Real Property. Under no circumstance shall the food vendor display their products in a public  or  Common Area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building. Tenants shall obtain ice, drinking water, linen, barbering, shoe polishing, floor polishing, cleaning, janitorial, plant care or other similar services only from vendors who have registered with the Building office and who have been approved by Landlord for provision of such services in the Premises.

31.	Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

32.

Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

33.

Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption").   Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees, or agents.

34.	No tents, shacks, temporary or permanent structures of any kind shall be allowed on the Real Property. No personal belongings may be left unattended in any Common Areas.

35.

Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

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36. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

37. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant.  Windows, doors and fixtures may be cleaned at any time.  Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

PARKING RULES AND REGULATIONS

(i)

Landlord reserves the right to establish and reasonably change the hours for the parking areas, on a non- discriminatory basis, from time to time. Tenant shall not store or permit its employees to store any automobiles in the parking areas without the prior written consent of the operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the parking areas, or on the Property. The Parking Facilities may not be used by Tenant or its agents for overnight parking of vehicles. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

(ii)

Tenant (including Tenant's agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the Parking Facilities.

(iii)	Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

(iv)	All directional signs and arrows must be observed.

(v)	The speed limit shall be 5 miles per hour.

(vi)	Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

(vii)	Parking is prohibited in all areas not expressly designated for parking, including without limitation:
(a)	areas not striped for parking;
(b)	aisles;
(c)	where "no parking" signs are posted;
(d)	ramps; and
(e)	loading zones.

(viii)

Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

(ix)	Parking managers or attendants are not authorized to make or allow any exceptions to these Rules.

(x)	Every parker is required to park and lock his/her own car.

(xi)

Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the parking manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the parking manager immediately.

(xii) Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

(xiii)	Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.

(xiv) Neither Landlord nor any operator of the Parking Facilities within the Project, as the same are designated and modified by Landlord, in its sole discretion, from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Facilities, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Facilities and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or operator for the Parking Facilities; (ii) Tenant uses the Parking Facilities at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord, any operator of the Parking Facilities and their respective agents harmless from and against any and all claims, demands, and actions arising out of the use of the Parking Facilities by Tenant and its agents, whether brought by any of such persons or any other person.

(xv) Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used: (i) for any purpose other than parking as provided above; (ii) in any way or manner reasonably objectionable to Landlord; or (iii) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an event of default under the Lease.

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EXHIBIT D

(xvi)

Tenant's right to use the Parking Facilities will be in common with other tenants of the Project and with other parties permitted by Landlord to use the Parking Facilities. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant's rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant's designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

(xvii)

If the Parking Facilities are damaged or destroyed, or if the use of the Parking Facilities is limited or prohibited by any governmental authority, or the use or operation of the Parking Facilities is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's control, Tenant's inability to use the parking spaces will not subject Landlord or any operator of the Parking Facilities to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the Parking Facilities, or any equipment, fixtures, or signs used in connection with the Parking Facilities and any adjoining buildings or structures caused by Tenant or any of its agents.

(xviii)

Tenant has no right to assign or sublicense any of its rights in the parking passes, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking passes among its employees.

(xix)

Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees or guests. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building and/or Real Property. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Real Property, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

EXHIBIT D

RIDER 1

EXTENSION OPTION

This Rider 1 (the "Rider") is incorporated as a part of that certain Office Lease dated August 9, 2016, (the "Lease"), by and between AG-SW HAMILTON PLAZA OWNER, L.P., a Delaware limited partnership ("Landlord"), and VIVUS, INC., a Delaware corporation ("Tenant"), for the leasing of those certain premises located at 900 E. Hamilton Avenue, Suites 525 and 550, Campbell, California , as more particularly described in the Lease (the "Premises"). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. Grant of Extension Option. Subject to the provisions, limitations and conditions set forth in this Rider, Tenant shall have one (1) option (the "Extension Option") to extend the initial Lease Term for two (2) years (the "Extension Term").

2. Tenant's Extension Option Notice. Tenant shall have the right to deliver written notice to Landlord of its intent to exercise this Extension Option (the "Extension Option Notice"). If Landlord does not receive the Extension Option Notice from Tenant on a date which is no earlier than fifteen (15) months and no less than twelve (12) months prior to the expiration of the initial Lease Term, all rights under this Extension Option shall automatically terminate and shall be of no further force or effect. Upon the proper exercise of this Extension Option, subject to the provisions, limitations and conditions set forth in this Rider, the Lease Term shall be extended for the Extension Term.

3. Establishing the Initial Base Rent for the Extension Term. The initial Base Rent for the Extension Term shall be equal to the then Fair Market Rental Rate, as hereinafter defined. As used herein, the "Fair Market Rental Rate" payable by Tenant for the Extension Term shall mean the Base Rent for the highest and best use for comparable space at which non-equity tenants, as of the commencement of the lease term for the Extension Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable first- class buildings in the West Valley market area, taking into consideration all out-of-pocket concessions generally being granted at such time for such comparable space, including the condition and value of existing tenant improvements in the Premises. The Fair Market Rental Rate shall include the periodic rental increases that would be included for space leased for the period of the Extension Term.

If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the Extension Term within ten (10) days of receipt by Landlord of the Extension Option Notice for the Extension Term, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter "broker") with at least ten (10) years' full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Market Rental Rate for the space and term at issue. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall conclusively determine the Fair Market Rental Rate for the Extension Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Market Rental Rate. In addition, if either of the first two (2) brokers fails to submit their opinion of the Fair Market Rental Rate within the time frames set forth below, then the single Fair Market Rental Rate submitted shall automatically be the initial monthly Base Rent for the Extension Term and shall be binding upon Landlord and Tenant. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Market Rental Rate. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days' written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (½) of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Market Rental Rates submitted by the first two brokers as the Fair Market Rental Rate for the space and term at issue. The determination of the Fair Market Rental Rate by the third broker shall be conclusive and binding upon Landlord and Tenant. In no event shall the monthly Base Rent for any period of the Extension Term as determined pursuant to this Rider, be less than the highest monthly Base Rent charged during the initial term of the Lease plus an escalation amount equal to the last escalation amount of Base Rent charged during the preceding term of the Lease.

Upon determination of the initial monthly Base Rent for the Extension Term in accordance with the terms outlined above, Landlord and Tenant shall immediately execute an amendment to the Lease. Such amendment shall set forth among other things, the initial monthly Base Rent for the Extension Term and the actual commencement date and expiration date of the Extension Term. Tenant shall have no other right to extend the Lease Term under this Rider unless Landlord and Tenant otherwise agree in writing.

4. Condition of Premises and Brokerage Commissions for the Extension Term. If Tenant timely and properly exercises this Extension Option, in strict accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then "AS-IS" condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) Tenant hereby agrees that it will be solely responsible for any and all brokerage commissions and finder's fees payable to any broker now or hereafter procured or hired by Tenant or

RIDER 1

RIDER 1

who otherwise claims a commission based on any act or statement of Tenant ("Tenant's Broker") in connection with the Extension Option. Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant's Broker, and Tenant shall indemnify, defend and hold Landlord free and harmless against any liability, claim, judgment, or damages with respect thereto, including attorneys' fees and costs.

5. Limitations On, and Conditions To, Extension Option. This Extension Option is personal to Tenant or any transferee pursuant to a Permitted Transfer and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Landlord's option, all rights of Tenant under this Extension Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in monetary or other material default beyond any applicable cure period at any time during the Lease Term, or is in default beyond any applicable cure period of any monetary or other material provision of the Lease on the date Landlord receives the Extension Option Notice; and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises in a transfer (except in connection with a Permitted Transfer); and/or (3) Tenant's financial condition is unacceptable to Landlord at the time the Extension Option Notice is delivered to Landlord; provided, however, that if Landlord determines that Tenant's financial condition is unacceptable, such determination must be based on good faith, taking into consideration all relevant factors; and/or (4) Tenant has failed to exercise properly this Extension Option in a timely manner in strict accordance with the provisions of this Rider; and/or (5) Tenant no longer has possession of the entire Premises pursuant to the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.

6. Time is of the Essence. Time is of the essence with respect to each and every time period described in this Rider.

RIDER 1

RIDER 1